Exhibit 99.1

Vision Energy Corporation Announces Symbol Change To “VENG”

JERSEY CITY, NJ / December 7, 2022 / (GLOBE NEWSWIRE) / Vision Energy Corporation (OTCQB:VENG) announces that, effective at the open of market trading today, its ticker symbol will change from “VIHDD” to “VENG”, completing previously reported corporate actions of the Company (see News Release dated November 7, 2022).

No action is required by existing shareholders with respect to the ticker symbol change. The Company’s common stock will continue to be traded on the OTCQB and the CUSIP will remain unchanged.

About Vision Energy

Vision Energy is a forward-looking energy company developing assets and solutions for the commercial, industrial and transportation sectors. Leveraging its proven track-record in site and asset procurement, accelerating development, and permitting processes, plant design, and grid integration to facilitate low-carbon energy production, supply, and distribution. The Company pursues reliable offtake relationships and operating partnerships with energy industry participants and end users seeking carbon abatements across feedstock and fuels. Vision Energy is committed to providing low carbon energy solutions with the highest yield, and where possible, projects are designed to leverage existing gas and power infrastructure to integrate and facilitate import and or distribution of reduced-carbon energy to domestic and global supply chains.

Vision Energy

95 Christopher Columbus Drive,
16th Floor Jersey City, NJ
07302 USA
visionenergy.com

Media Contact

Jarrod Holland
InvestorBrandNetwork (IBN)
Phone: 910.431.3322
jarrod.holland@investorbrandnetwork.com

Investor Contact

Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717
ir@visionenergy.com

Forward-Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “forecast”, “anticipate,” “believe,” “estimate,” “expect” and “intend,” among others. These forward-looking statements are based on current expectations, and actual results could differ materially. The Company does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.